Exhibit 32.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and 18 U.S.C. Section 1350, I, Timothy P. Walbert, President, Chief Executive Officer and Chairman of the Board of Horizon Pharma, Inc. (the “Company”), certify to the best of my knowledge that:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (the “Report”), to which this Certification is attached as Exhibit 32.1, fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 23, 2012	/s/ Timothy P. Walbert
Timothy P. Walbert
President, Chief Executive Officer and Chairman of the Board
(Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.